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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" included in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-83346) and related Prospectus of Hewlett-Packard Company for the registration of $3,000,000,000 of various securities and to the incorporation by reference therein of our reports dated January 16, 2002, with respect to the consolidated financial statements and schedule of Compaq Computer Corporation included in Hewlett-Packard Company's Current Report on Form 8-K dated February 14, 2002, filed with the Securities and Exchange Commission.

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                                                            /s/ ERNST & YOUNG LLP

Houston, Texas
March 8, 2002
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